Exhibit 99.1

Helius Medical Technologies, Inc. Announces Departure of President, Chief Executive Officer and Chairman Philippe Deschamps; Board of Directors Appoints Dane C. Andreeff as Interim President and Chief Executive Officer and Appoints Blane Walter as Chairman of the Board of Directors

NEWTOWN, PA, | August 25, 2020 - Helius Medical Technologies, Inc. (NASDAQ:HSDT) (TSX:HSM) (“Helius” or the “Company”), a neurotech company focused on neurological wellness, today announced that Philippe Deschamps, has stepped down from his positions as President and Chief Executive Officer (“CEO”) and resigned his position as Chairman of the Board of Directors, effective August 23, 2020. Current members of the Board of Directors, Dane C. Andreeff and Blane Walter, have been appointed to the respective positions of Interim President and CEO, effective August 23, 2020, and Chairman of the Board of Directors, effective August 23, 2020. Mr. Andreeff will continue to serve as a director of the Company and is expected to serve as Interim President and CEO until the Board of Directors completes its search for a permanent successor.

“On behalf of my fellow directors, I would like to thank Phil for his leadership and dedication to Helius Medical Technologies over the last seven years,” said Blane Walter. “Phil has led the Company since its early days and his achievements have enabled Helius to transition to a publicly-traded, commercial-stage company that is currently awaiting regulatory clearance in the U.S. We wish him the very best in his future endeavors.”

Mr. Walter continued “The Board and I believe Dane is an excellent candidate to build upon Helius’ recent regulatory and operational progress as we conduct the search for a permanent successor. Dane has been an important adviser to the Company as a member of the Helius Board of Directors for the last three years, is a large shareholder and is well-versed in all aspects of its strategy. For over 20 years, he has served as General Partner and Portfolio Manager at Maple Leaf Partners, LP, a hedge fund which he founded and subsequently grew to over $2 billion in assets under management. Dane also possesses significant experience advising other companies as a board member, including multiple companies in the healthcare sector. Importantly, Dane is dedicated to pursuing our objectives as an organization efficiently and effectively, and has elected to take no additional compensation in return for his service as Interim President and CEO. We look forward to leveraging his leadership skills, and experience in managing and advising businesses, as Helius pursues its next phase of growth.”

“During my tenure as a member of Helius’ Board, I have been consistently impressed with the potential of our PoNS technology and dedication our organization has shown to bringing it to the aid of patients suffering from the effects of chronic conditions like multiple sclerosis and traumatic brain injury,” said Dane C. Andreeff. “Helius has made exciting regulatory and operational progress this year, expanding our network of authorized PoNS clinics to 19 locations in Canada, obtaining FDA Breakthrough Designation for our target indication in MS – which represents a high unmet medical need – and ultimately submitting our request for U.S. FDA de novo classification and clearance earlier this month. In view of this progress, I believe we are well-positioned to begin the next phase of growth as an organization. As Interim President and CEO, I am committed to building on our recent achievements in Canada and the U.S., and driving continued operational progress for the benefit of our patients and shareholders.”

“It has been a privilege and a great pleasure to serve on the executive leadership team and Board of Directors at Helius and I’m proud of the many accomplishments that we have achieved during my tenure,” said Philippe Deschamps. “I remain a significant shareholder in Helius and a firm believer that the PoNS technology represents a truly revolutionary approach to the treatment of neurological disease and trauma. I look forward to the Company’s future progress under Dane and Blane’s leadership and expertise.”

About Dane C. Andreeff

Dane C. Andreeff has served as a member of Helius’ Board of Directors since August 2017. Mr. Andreeff is the General Partner and Portfolio Manager at Maple Leaf Partners, LP, which owns approximately 3% of Helius’ outstanding common stock. Maple Leaf Partners, LP is a hedge fund founded by Mr. Andreeff, where he has been employed since 1996. In 2003, the fund was seeded by Julian Robertson’s Tiger Management and later grew to over $2 billion in assets under management.

Mr. Andreeff has served as a member of the Board of Directors of HDL Therapeutics, Inc., a privately held medical technology and device company focused on infusing plasma with preβ-HDL for the treatment of multiple cardiovascular indications, since 2012, Myocardial Solutions, Ltd., a privately held medical technology company with an FDA-cleared cardiac MRI software known as MyoStrain® that provides a 10-minute test for detecting heart dysfunction in multiple cardiovascular indications – including cardiotoxicity in cancer treatment, since 2016, and TraceSecurity, LLC, a privately held, profitable cybersecurity services company, since 2005.

Mr. Andreeff received his Bachelor’s degree in Economics from the University of Texas at Arlington in 1989 and his Master’s degree in Economics from the University of Texas at Arlington in 1991.

About Blane Walter

Mr. Walter has served as a member of Helius’ Board of Directors since December 2015. Mr. Walter is a partner at Talisman Capital Partners, a position he has held since 2011. In 1999, Mr. Walter founded inChord Communications, Inc., a global private healthcare communications company, which was acquired by inVentiv Health in 2005. Mr. Walter joined inVentiv Health as president of the Communications division in 2005 and was named Chief Executive Officer in 2008. He served in that capacity until leading the sale of the company to Thomas H. Lee Partners in

2010. Following the buyout, Mr. Walter served as vice chairman of inVentiv Group, a holding company which survived the buyout, from 2011 to August 2017.

Mr. Walter received his Bachelor’s degree in Marketing and Finance from Boston College in 1993.

About Helius Medical Technologies, Inc.

Helius Medical Technologies is a neurotech company focused on neurological wellness. The Company’s purpose is to develop, license and acquire unique and non-invasive platform technologies that amplify the brain’s ability to heal itself. The Company’s first commercial product is the Portable Neuromodulation Stimulator (PoNSTM). For more information, visit www.heliusmedical.com.

About the PoNS™ Device and PoNS Treatment™

The Portable Neuromodulation Stimulator (PoNS™) is authorized for sale in Canada as a class II, non-implantable, medical device intended as a short term treatment (14 weeks) of gait deficit due to mild and moderate symptoms from multiple sclerosis (MS), and chronic balance deficit due to mild-to-moderate traumatic brain injury (mmTBI) and is to be used in conjunction with physical therapy. The PoNS™ is an investigational medical device in the United States, the European Union (“EU”), and Australia (“AUS”). The device is currently under review for de novo classification and clearance by the FDA. It is also under premarket review by the AUS Therapeutic Goods Administration. PoNS™ is currently not commercially available in the United States, the European Union or Australia.

Investor Relations Contact:

Westwicke Partners on behalf of Helius Medical Technologies, Inc.

Mike Piccinino, CFA

443-213-0500

investorrelations@heliusmedical.com

Cautionary Disclaimer Statement:

Certain statements in this news release are not based on historical facts and constitute forward-looking statements or forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Canadian securities laws. All statements other than statements of historical fact included in this news release are forward-looking statements that involve risks and uncertainties. Forward-looking statements are often identified by terms such as “believe,” “continue,” “look forward,” “will” and similar expressions. Such forward-looking statements include, among others, statements regarding the Company’s future growth and operational progress, including clinical and regulatory development plans for the PoNS device, potential regulatory clearance of the PoNS device, plans to conduct a search for a permanent President and Chief Executive Officer and potential of the PoNS technology.

There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those expressed or implied by such statements. Important factors that could cause actual results to differ materially from the Company’s expectations include the impact of the COVID-19 pandemic, uncertainties associated with clinical trial enrollments and the results of clinical trials, uncertainties associated with the clinical development process and FDA regulatory submission and approval process, including the Company’s capital requirements to achieve its business objectives, and other risks detailed from time to time in the filings made by the Company with securities regulators, and including the risks and uncertainties about the Company’s business described in the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 and its other filings with the United States Securities and Exchange Commission and the Canadian securities regulators, which can be obtained from either at www.sec.gov or www.sedar.com.

The reader is cautioned not to place undue reliance on any forward-looking statement. The forward-looking statements contained in this news release are made as of the date of this news release and the Company assumes no obligation to update any forward-looking statement or to update the reasons why actual results could differ from such statements except to the extent required by law.

The Toronto Stock Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of the content of this news release.